CERTIFICATE OF VICE PRESIDENT

                           T. ROWE PRICE INDEX TRUST, INC.
                     on behalf of T. Rowe Price Equity Index Fund

                        Pursuant to Rule 306 of Regulation S-T


          _________________________________________________________________

               I, the undersigned, Henry H. Hopkins, Vice President of T. Rowe Price Index Trust, Inc. on behalf of T. Rowe Price Equity Index Fund (the "Fund"), do hereby certify that the prospectus for the Fund has been translated into the Spanish language. The Spanish version of the prospectus constitutes a full and complete representation of the English version which has been filed as a part of this Registration Statement. A copy of the Spanish version will be available for inspection upon request.

               WITNESS my hand and the seal of the Fund this 22nd day of April, 1997.



                                    T. ROWE PRICE INDEX TRUST, INC. on
                                    behalf of T. Rowe Price Equity Index
                                    Fund


                                    /s/Henry H. Hopkins
          (Seal)                    ___________________________________
                                    Henry H. Hopkins, Vice President